Exhibit 99(a)

Windstream reports first-quarter earnings results

•	Generates $215 million in net cash from operations, same as year ago
•	Raises expected free cash flow guidance for 2009 to between $705 million and $775 million
•	Adds approximately 31,000 new high-speed Internet customers, nearly double the number added in previous quarter
•	Repurchases 4.1 million shares for $33 million year-to-date
•	Ends quarter with $312 million in cash and cash equivalents

Release date: May 8, 2009

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) today reported first-quarter earnings results driven by increased high-speed Internet sales and disciplined management of overall cash expenses.

“I am pleased with our results for the first quarter, particularly our operating metrics and cash flow. While our revenue decline year-over-year was affected somewhat by the challenging economic environment, our operating metrics continue to lead the industry. Further, our team has done a great job managing overall expenses, despite higher expenses this quarter repairing damage from a severe ice storm,” said Jeff Gardner, president and CEO.

Windstream’s first-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 4 cents:

•	$5 million in after-tax non-cash amortization expense of wireline franchise rights;
•	$7 million for a non-cash adjustment of a deferred tax asset related to a state net operating loss; and
•	Approximately $4 million in after-tax expense related to ice storm damage in late January.

In addition, results this quarter include incremental non-cash pension expense of approximately $14 million, net of tax, or 3 cents per share, which affects year-over-year comparisons.

The company announced in February that it expects to incur roughly $90 million in increased pension expense during 2009. This pension expense is a non-cash charge and does not affect free cash flow. The increase reflects negative plan returns in 2008 and the company’s accounting policy to accelerate recognition of the effects of large changes in plan asset valuations. Based on preliminary estimates, the company does not expect to make any cash contribution to the pension plan in 2009.

First-quarter financial results:

Under GAAP:

•	Revenues were $755 million, a 5.6 percent decrease from a year ago.

•	Operating income was $253 million, a decrease of 15 percent year-over-year.

•	Net income was $88 million, a 29 percent decrease from a year ago, or 20 cents of diluted earnings per share.

•	Net cash provided from operations was $215 million, essentially the same as a year ago.

•	Average service revenue per customer was $79.68, essentially the same as a year ago.

•	Capital expenditures were $63 million, a 13 percent increase year-over-year.

Under pro forma results from current businesses:

•

Operating income before depreciation and amortization (OIBDA) was $385 million, an 8 percent decline year-over-year. Excluding the incremental pension expense and ice storm related expenses, OIBDA declined by approximately one percent year-over-year, resulting in an OIBDA margin of nearly 55 percent, the highest since the Company was formed.

Windstream ended the quarter with $312 million in cash and cash equivalents. The company generated $152 million in free cash flow, which is defined as net cash from operations less capital expenditures, during the quarter.

First-quarter operating results:

Windstream added approximately 31,000 new high-speed Internet customers during the first quarter, nearly double the number of new customers added in the fourth quarter, bringing its total broadband customer base to more than 1 million customers, an increase of almost 11 percent year-over-year. Overall broadband penetration is now 34 percent of total access lines and residential broadband penetration is approximately 52 percent of primary residential lines.

Windstream added more than 21,000 digital TV customers in the quarter, bringing its total customer base to approximately 295,000, or 17 percent penetration of primary residential lines.

Total access lines declined by approximately 44,000, or 5.3 percent year-over-year. Total lines at the end of the quarter were 2.99 million.

Share repurchase plan:

Windstream has repurchased approximately 4.1 million shares for $33 million, at an average price of $7.94 per share, this year to date as part of a $400 million share repurchase plan authorized by the board of directors in February 2008. The company repurchased approximately $200 million in shares in 2008. The share repurchase authorization expires at the end of 2009.

2009 projected free cash flow:

With the tax benefits associated with the federal stimulus package, Windstream now expects to generate between $705 million and $775 million in free cash flow during 2009, an increase of $20 million from previous guidance, resulting in an expected dividend payout ratio between 57 percent and 63 percent.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s first-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-877-356-2910, conference ID 94485395, 10 minutes prior to the start time.

The international dial-in number is 1-660-422-4943, conference ID 94485395.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight CDT on June 8. The replay can be accessed by dialing 1-800-642-1687, conference ID 94485395.

The international dial-in number for the replay is 1-706-645-9291, conference ID 94485395.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corporation is an S&P 500 company that provides digital phone, high-speed Internet and high-definition video and entertainment services to residential and business customers in 16 states. The company has approximately 3 million access lines and about $3.2 billion in annual revenues. Windstream is ranked 4th in the 2009 BusinessWeek 50 ranking of the best performing U.S. companies. For more information about Windstream, visit www.windstream.com.

Pro forma results from current businesses adjusts results of operations under GAAP for the effects of merger and integration costs related to the acquisition of CT Communications, Inc. in 2007. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements regarding Windstream’s financial guidance for 2009, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of intercarrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; unexpected rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2008. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED
	March 31, 2009	(D) March 31, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$720.8	$760.1	$(39.3)	(5)
Product sales	34.2	39.9	(5.7)	(14)

Total revenues and sales	755.0	800.0	(45.0)	(6)

Costs and expenses:
Cost of services	251.2	253.5	(2.3)	(1)
Cost of products sold	30.3	35.0	(4.7)	(13)
Selling, general, administrative and other	89.0	91.4	(2.4)	(3)
Depreciation and amortization	132.0	121.6	10.4	9
Restructuring charges	(0.1)	0.6	(0.7)	(117)
Merger and integration costs	—	1.6	(1.6)	(100)

Total costs and expenses	502.4	503.7	(1.3)	—

Operating income	252.6	296.3	(43.7)	(15)
Other income, net	0.8	5.6	(4.8)	(86)
Interest expense	(99.7)	(105.0)	5.3	(5)

Income from continuing operations before income taxes	153.7	196.9	(43.2)	(22)
Income taxes	65.5	75.1	(9.6)	(13)

Income from continuing operations	88.2	121.8	(33.6)	(28)
Discontinued operations, including tax expense (A)	—	1.9	(1.9)	(100)

Net Income	$88.2	$123.7	$(35.5)	(29)

Weighted average common shares: (B)	436.0	449.4	(13.4)	(3)

Earnings per share:
Basic and diluted earnings per share: (B)
Income from continuing operations	$.20	$.27	$(.07)	(26)
Income from discontinued operations	—	—	—	—

Net Income	$.20	$.27	$(.07)	(26)

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (C):
Operating income before depreciation and amortization (OIBDA)	$384.6	$419.5	$(34.9)	(8)

(A)	In the fourth quarter of 2008, Windstream sold its wireless business to AT&T Mobility II, LLC. Accordingly, we have presented the operating results of the wireless business as discontinued operations.
(B)	In accordance with FSP EITF 03-6-1, Windstream’s non-vested restricted shares that contain a non-forfeitable right to receive dividends on a one to one per share ratio to common shares are considered participating securities and the impact is included in the computation of basic earnings per share pursuant to the two-class method prescribed under SFAS No. 128, “Earnings per Share”. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings attributable to common shares and participating securities according to dividends declared (whether paid or unpaid) and participation rights in undistributed earnings. Earnings per common share was computed by dividing the sum of distributed earnings and undistributed earnings allocated to common shareholders by the weighted average number of common shares outstanding for the period. In applying the two-class method, undistributed earnings are allocated to both common shares and non-vested restricted shares based on the pro-rata weighted average shares outstanding during the period. The Company also computed dilutive earnings per share using the two-class method as this method is more dilutive than the treasury stock method. Windstream’s diluted earnings per share is equal to the Company’s calculated basic earnings per share. Upon adoption of this standard on January 1, 2009, the Company retrospectively adjusted prior period earnings per share data, the impact of which was immaterial.
(C)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles in the United States (“GAAP”) for the effects of merger & integration costs related to the acquisition of CT Communications, Inc. (“CTC”). For further details of this adjustment, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
(D)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. As required by Statement of Financial Accounting Standards (“SFAS”) No. 131 “Disclosures about Segments of an Enterprise and Related Information”, segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED
		(B)	Increase
	March 31,	March 31,	(Decrease)
	2009	2008	Amount	%
UNDER GAAP:
Service revenues	$720.8	$760.1	$(39.3)	(5)
Access lines	2,993.4	3,161.2	(167.8)	(5)
Net access line losses	(44.4)	(41.9)	(2.5)	(6)
Average access lines	3,015.3	3,182.5	(167.2)	(5)
Average service revenue per customer per month (A)	$79.68	$79.61	$.07	—
High-speed Internet customers	1,009.7	911.0	98.7	11
Net high-speed Internet additions	30.9	39.6	(8.7)	(22)
Digital satellite television customers	295.4	210.4	85.0	40
Net digital satellite television additions	21.2	14.8	6.4	43
Long distance customers	1,972.0	2,069.3	(97.3)	(5)
Net long distance customer additions	(34.7)	2.7	(37.4)	—

Capital expenditures	$62.8	$55.8	$7.0	13

(A)	Average service revenue per customer per month is calculated by dividing service revenues by average customers for the period.
(B)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. As required by Statement of Financial Accounting Standards (“SFAS”) No. 131 “Disclosures about Segments of an Enterprise and Related Information”, segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. As such, separate segment reporting is no longer required, and thus not included. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	March 31, 2009	December 31, 2008
CURRENT ASSETS:
Cash and cash equivalents	$312.2	$296.6

Accounts receivable (less allowance for doubtful accounts of $15.8 and $16.3, respectively)	287.9	316.6
Inventories	24.1	30.8
Deferred income taxes	22.2	30.8
Prepaid expenses and other	40.8	33.9

Total current assets	687.2	708.7

Goodwill	2,198.2	2,198.2
Other intangibles	1,112.1	1,132.2
Net property, plant and equipment	3,835.3	3,897.1
Other assets	72.2	73.1

TOTAL ASSETS	$7,905.0	$8,009.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
	March 31, 2009	December 31, 2008

CURRENT LIABILITIES:
Current maturities of long-term debt	$24.2	$24.3
Current portion of interest rate swaps	42.9	40.5
Accounts payable	117.0	134.0
Advance payments and customer deposits	93.0	94.0
Accrued dividends	109.6	109.9
Accrued taxes	71.8	48.0
Accrued interest	65.8	138.4
Other current liabilities	46.7	76.2

Total current liabilities	571.0	665.3

Long-term debt	5,355.1	5,358.2
Deferred income taxes	1,105.3	1,070.6
Other liabilities	650.4	662.9

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	83.6	101.5
Accumulated other comprehensive loss	(326.5)	(336.6)
Retained earnings	466.1	487.4

Total shareholders’ equity	223.2	252.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,905.0	$8,009.3

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED
	March 31, 2009	March 31, 2008
Cash Provided from Operations:
Net income	$88.2	$123.7
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	132.0	122.8
Provision for doubtful accounts	9.3	8.9
Stock-based compensation expense	5.2	4.6
Pension and post retirement benefits expense	24.5	3.7
Deferred taxes	36.4	15.6
Other, net	1.5	(2.4)
Changes in operating assets and liabilities, net:
Accounts receivable	19.4	(3.3)
Accounts payable	(17.1)	1.2
Accrued interest	(72.7)	(68.9)
Accrued taxes	23.9	32.0
Other current liabilities	(29.5)	(15.4)
Other, net	(6.1)	(7.4)

Net cash provided from operations	215.0	215.1

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(62.8)	(55.8)
Disposition of acquired assets held for sale	—	16.4
Other, net	—	9.2

Net cash used in investing activities	(62.8)	(30.2)

Cash Flows from Financing Activities:
Dividends paid on common shares	(109.9)	(113.6)
Stock repurchase	(20.7)	(100.2)
Repayment of debt	(3.6)	(88.6)
Debt issued, net of issuance costs	—	100.0
Other, net	(2.4)	(1.0)

Net cash used in financing activities	(136.6)	(203.4)

Increase (decrease) in cash and cash equivalents	15.6	(18.5)

Cash and Cash Equivalents:
Beginning of the period	296.6	72.0

End of the period	$312.2	$53.5

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO PRO FORMA

OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED
			March 31,	March 31,
			2009	2008
Operating income from continuing operations under GAAP			$252.6	$296.3

Pro forma adjustments:
Merger and integration costs	(A	)	—	1.6

Adjusted operating income			252.6	297.9

Depreciation and amortization	(B	)	132.0	121.6

Pro forma OIBDA from current businesses			$384.6	$419.5

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. (“CTC”). Subsequently, on November 21, 2008, the Company completed the sale of the wireless business acquired from CTC. The completion of this transaction resulted in the divestiture of approximately 52,000 wireless customers, spectrum licenses and cell sites covering a four-county area in North Carolina with a population of 450,000, and six retail locations. Accordingly, we reported the operating results of the wireless business as discontinued operations. These changes and reclassifications did not impact operating or net income. As disclosed in the Windstream Form 8-K filed on May 8, 2009, the Company has presented in this earnings release unaudited pro forma results from current businesses, which excludes all merger and integration costs resulting from the transactions discussed above.

Windstream’s purpose for including the results of the acquired businesses and for excluding non-recurring items is to improve the comparability of results of operations for the three months ended March 31, 2009, to the results of operations for the same period of 2008. Windstream’s purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and should be treated accordingly when evaluating the Company’s operations. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	The Company incurred $1.6 million relative to the acquisition of CTC during the first quarter of 2008, primarily related to system conversion costs.
(B)	Represents depreciation and amortization expense under GAAP.

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